Exhibit 99.1

News Release

VALASSIS AND ADVO IN SETTLEMENT DISCUSSIONS

Trial has been recessed for a day pending the outcome of discussions.

Livonia, Mich., and Windsor, Conn., Dec. 18, 2006: Valassis (NYSE: VCI) and ADVO, Inc. (NYSE: AD) announced today that they are in discussions to settle the ongoing litigation between the companies. The trial in the Court of Chancery for New Castle County, Delaware, has been recessed for a day pending the outcome of these discussions. There can be no assurance that any settlement will result.

About Valassis

Valassis offers a wide range of marketing services to consumer packaged goods manufacturers, retailers, technology companies and other customers with operations in the United States, Europe, Mexico and Canada. Valassis’ products and services portfolio includes: newspaper-delivered promotions and advertisements such as inserts, sampling, polybags and on-page advertisements; direct-to-door advertising and sampling; direct mail; Internet-delivered marketing; loyalty marketing software; coupon and promotion clearing; and promotion planning and analytic services. Valassis has been listed as one of FORTUNE magazine’s “Best Companies to Work For” for nine consecutive years. Valassis subsidiaries include Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For additional information, visit the company Web site at www.valassis.com.

SAFE HARBOR AND FORWARD LOOKING STATEMENTS

Certain statements found in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from Valassis’ existing competitors; new competitors in any of Valassis’ businesses; a shift in customer preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in Valassis’ paper costs; economic disruptions caused by terrorist activity, armed conflict or changes in general economic conditions; changes which affect the businesses of Valassis customers and lead to reduced sales promotion spending; the ability and timing for the closing conditions to be satisfied in connection with Valassis’ merger agreement with ADVO; and the ability for Valassis to achieve synergies in connection with the merger and the integration of ADVO successfully into its business. Valassis disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About ADVO

ADVO is the nation’s leading direct mail media company, with annual revenues of nearly $1.4 billion. Serving 17,000 national, regional and local retailers, the company reaches 114 million households, more than 90% of the nation’s homes, with its ShopWise® shared mail advertising.

The company’s industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior return on investment to target, version and deliver their print advertising directly to consumers most likely to respond.

Demonstrating ADVO’s effectiveness as a print medium, the company’s “Have You Seen Me? ®” missing child card, distributed with each ShopWise® package, is the most recognized mail in America. This signature public service program has been responsible for safely recovering 143 children. The program was created in partnership with the National Center for Missing & Exploited Children and the U.S. Postal Service in 1985.

Exhibit 99.1

ADVO employs 3,700 people at its 24 mail processing facilities, 33 sales offices and headquarters in Windsor, CT. The company can be visited online at www.ADVO.com.

SAFE HARBOR AND FORWARD LOOKING STATEMENTS

This press release may contain certain statements regarding ADVO’s business outlook, prospects, future economic performance, anticipated profitability, revenues, expenses or other financial items, future contracts, market opportunities and other statements that are not historical facts, such statements are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause ADVO’s actual results to differ materially from those in the forward looking statements. ADVO’s business is promotional in nature, and ADVO serves its clients on a “just in time” basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers’ promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect ADVO’s revenue and profit results. ADVO’s business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and ADVO’s distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of ADVO’s business; the efficiencies achieved with technology upgrades; fluctuations in interest rates; the ability and timing for the closing conditions to be satisfied in connection with ADVO’s merger agreement with Valassis and other general economic factors.

CONTACTS:

For Valassis:

Investor
Sherry Lauderback	Mary Broaddus
Valassis Investor Relations	Valassis Investor Relations
734-591-7374	734-591-7375
lauderbacks@valassis.com	broaddusm@valassis.com

Media
Andy Hopson
Ruder Finn
312-329-3916 hopsona@ruderfinn.com

For ADVO:

Investor	Media
Chris Hutter	Pam Kueber
National Vice President, Finance	Vice President, Corporate Communications
ADVO, Inc.	ADVO, Inc.
(860) 285-6424	(860) 298-5797

Joele Frank / Eric Brielmann
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

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